Exhibit 10.10
[FORM OF WARRANT PURCHASE COMMITMENT AGREEMENT]
____________ __, 2005
BB&T CAPITAL MARKETS, a Division of Scott & Stringfellow, Inc.
909 East Main Street, 7th Floor
Richmond, VA 23218-1575
Re:     Global Logistics Acquisition Corporation — Warrant Purchase Order
Dear Ladies and Gentlemen:
     This letter agreement (the “Agreement”) will confirm the agreement of the undersigned to purchase (the “Purchase Commitment”) warrants (the “Warrants”) of Global Logistics Acquisition Corporation (the “Company”) that are included in the units (the “Units”) being sold in the Company’s initial public offering (“IPO”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-128591) (as may be amended and supplemented from time to time, the “Registration Statement”). The Purchase Commitment shall be subject to the terms and conditions set forth herein.
     The undersigned agrees that this Agreement constitutes an irrevocable order (the “Order”) for the representative of the Underwriters identified in the Registration Statement (the “Representative”) to purchase for the undersigned’s account, within the sixty (60) trading day period commencing on the later of (i) the date separate trading of the Warrants commences (the “Separation Date”) (pursuant to provisions set forth in the warrant agreement governing the terms and conditions of such Warrants (the “Warrant Agreement”)), and (ii) sixty (60) calendar days after the end of the “restricted period,” as defined under Regulation M (the “Alternate Warrant Purchase Commencement Date”), that number of Warrants having, collectively, an aggregate purchase price of up to $___at market prices not to exceed $1.10 per Warrant (the “Maximum Warrant Purchase”). The Representative (or such other broker dealer(s) as the Representative may assign the order (each, a “Broker”)) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the sixty (60) trading day period commencing on the later of the Separation Date and the Alternate Warrant Purchase Commencement Date.
     The Representative further agrees that it will not charge the undersigned or any Designee (as defined below) any fees and/or commissions with respect to such purchase obligation. The undersigned may notify the Representative that all or part of the Order will be fulfilled by an affiliate of the undersigned (or another person or entity identified to the Representative by the undersigned (each a “Designee”)) who (or which) has an account at the Representative and, in such event, the Representative will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.
     As of the date hereof, the undersigned represents and warrants that the undersigned is not aware of any material non-public information concerning the Company or any securities of the Company and is entering into this Agreement in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The undersigned agrees that while this Agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company’s securities. The undersigned further agrees that it shall not, directly or indirectly, communicate any material non-public information relating to the Company or the Company’s securities to any employee of the Representative or any Broker. The undersigned does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this Agreement. The undersigned further agrees to report all Warrant purchases pursuant to this Agreement to the Securities and Exchange Commission (the “Commission”) and to publicly disclose such Warrant purchases on a beneficial ownership report on Form 4, to the extent such reporting and public disclosure is required pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder.
     In connection herewith, the Representative agrees to instruct each Broker to make, keep and produce promptly upon request, a daily time-sequenced schedule of all Warrant purchases pursuant to this Agreement, on a transaction-by-transaction basis, including (i) size, time of execution, and price of purchase, and (ii) the exchange, quotation system, or other facility through which each Warrant purchase occurred. The Representative further agrees that, in the event Warrant purchases pursuant to the Warrant Purchase Agreements trigger an initial filing requirement under Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, such Warrant purchases will be reported to the Commission and publicly disclosed on an initial beneficial ownership report on Form 3.
     The undersigned further agrees that neither the undersigned nor any Designee of the undersigned shall sell or transfer the Warrants purchased pursuant to this Agreement until the earlier of (i) the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company and (ii) the distribution of the proceeds of the IPO held in trust, each as contemplated in the Registration Statement; provided, however, that nothing contained herein shall preclude a sale or transfer (i) by gift to the immediate family of a member of the undersigned or the undersigned’s Designee, as the case may be, or to a trust, the beneficiary of which is the undersigned or the undersigned’s Designee, as the case may be, or a person in the immediate family of the undersigned or the undersigned’s Designee, as the case may be, (ii) by virtue of the laws of descent and distribution upon death of the undersigned or the undersigned’s Designee, as the case may be, (iii) pursuant to a qualified domestic relations order, or (iv) pursuant to a transfer of record ownership whereby there is no change in beneficial ownership; provided further, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this paragraph. The undersigned acknowledges that the certificates for such Warrants purchased pursuant to this agreement shall contain a legend indicating such restriction on transferability.
     This Agreement shall be binding on each of the undersigned and the Representative and their respective heirs, successors and assigns.
     This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
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Very truly yours,

     (print name)

Accepted and agreed as of the date hereof:

BB&T CAPITAL MARKETS A Division of Scott & Stringfellow, Inc.

By:

Name: Title: